UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

HEARTLAND PAYMENT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Nassau Street, Princeton, New Jersey	08542
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-3831

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 20, 2009, Heartland Payment Systems, Inc. (the “Company”) issued a press release disclosing information about a security breach within its processing system. The press release is furnished as Exhibit 99.1 to this report. In addition, the Company has created a website — www.2008Breach.com — to provide information about this incident. On the website, the Company has included a copy of the press release, a fact sheet containing facts about the Company and the security breach, and a frequently asked questions and answer page. Copies of the current fact sheet and the frequently asked question and answer page are furnished as Exhibit 99.2 and Exhibit 99.3, respectively, to this report. Please note that the website may be updated in the future to contain additional information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated January 20, 2009
99.2	Heartland Payment Systems Fact Sheet on www.2008Breach.com as of January 20, 2009
99.3	Heartland Breach Frequently Asked Questions on www.2008Breach.com as of January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009

Heartland Payment Systems, Inc.

(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.

Robert H.B. Baldwin, Jr.
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated January 20, 2009
99.2	Heartland Payment Systems Fact Sheet on www.2008Breach.com as of January 20, 2009
99.3	Heartland Breach Frequently Asked Questions on www.2008Breach.com as of January 20, 2009